Exhibit 99.2

GUARANTEE

OF

12% SENIOR SUBORDINATED NOTES DUE 2008 ISSUED BY

NEXSTAR BROADCASTING, INC.

For value received, Nexstar Broadcasting Group, Inc., a Delaware corporation (the “Guarantor”) hereby fully and unconditionally guarantees to each Holder the due and punctual payment, to the extent not paid by on behalf of the Issuer (as defined below) when payable by the Issuer, any payments due by the Issuer pursuant to the terms of the those certain 12% Senior Subordinated Notes due 2008 (the “Notes”) issued by Nexstar Broadcasting, Inc. (the “Issuer”) (without duplication of amounts theretofore paid by or on behalf of the Issuer) (collectively, the “Guarantee Payments”) when and as the same shall become due and payable to the extent provided for in that certain Indenture dated as of March 16, 2001 by and among Issuer, Mission Broadcasting, Inc. and The Bank of New York, as successor-in-interest to United States Trust Company of New York, as Trustee. In case of the failure of the Issuer or any successor thereto punctually to pay any such Guarantee Payments, as and to the extent applicable, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, as if such payment were made by the Issuer. The Guarantor’s obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to or for the benefit of the Holders or by payment by the Issuer of such amounts to or for the benefit of the Holders. All capitalized terms used but not defined in this Guarantee are defined in the Indenture and shall have the meanings assigned to them in such Indenture.

The Guarantor hereby waives notice of acceptance of this Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

The Guarantor hereby agrees that its obligations under this Guarantee shall be as if it were a principal obligor and not merely a surety and shall be full and unconditional. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer and that the Guarantor shall be liable as a principal obligor hereunder to make Guarantee Payments pursuant to the terms hereof.

Any Holder of Notes may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee, without first instituting a legal proceeding against the Issuer or any other Person.

This Guarantee creates a guarantee of payment and not merely of collection. This Guarantee will not be discharged except (i) by payment of all amounts due with respect to the Notes, the Redemption Price or the amounts due at Maturity, if and as applicable, in full by the Issuer, or (ii) by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) by the Guarantor.

This Guarantor’s obligations under this Guarantee are (i) limited to the maximum amount that can be guaranteed without constituting a fraudulent conveyance or fraudulent transfer under applicable insolvency laws and (ii) enforceable to the fullest extent permitted by law.

This Guarantee shall constitute an unsecured obligation of the Guarantor and shall rank subordinate and junior in right of payment to Senior Debt to the same extent payments on the Notes are subordinated pursuant to Article X of the Indenture as if Guarantee Payments were paid pursuant to the terms of the Indenture.

The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid by the Guarantor to the Holders by the Guarantor under this Guarantee.

THE GUARANTOR SHALL NOT BE DEEMED TO BE A PARTY TO THE INDENTURE AS A RESULT OF THE EXECUTION OR PERFORMANCE HEREOF AND THIS GUARANTEE AND THE TERMS HEREOF SHALL NOT BE DEEMED TO CONSTITUTE A PART OF THE INDENTURE.

THE GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREUNDER, THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION.

NEXSTAR BROADCASTING GROUP, INC.

By:	/s/ G. Robert Thompson
Name:	G. Robert Thompson
Title:	Chief Financial Officer